Consent of Independent Certified Public Accountants

     We have issued our report dated November 8, 2002 accompanying the financial statements of Insured Municipals Income Trust and Investors' Quality Tax-Exempt Trust, Multi-Series 295 as of September 30, 2002, and for the period then ended, contained in this Post-Effective Amendment No. 5 to Form S-6.

     We consent to the use of the aforementioned report in the Post- Effective Amendment and to the use of our name as it appears under the caption "Auditors".

                                        Grant Thornton LLP


Chicago, Illinois
January 27, 2003